EXHIBIT 99.1

                     PRESS RELEASE DATED DECEMBER 15, 2005




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BRAVO RESOURCES LTD COMPLETES THE ACQUISITION OF
WOIZE LTD A VOIP SERVICE PROVIDER & CHANGES NAME TO
WOIZE INTERNATIONAL LTD.

Vancouver, December 15, 2005. Bravo Resources Ltd. (OTCBB: BVOL) announced today that it has completed the acquisition of all the issued and outstanding shares of Woize Ltd., a United Kingdom company ("Woize(TM)"). Additionally, Bravo has changed its corporate name to Woize International Ltd. ("Woize International"). Woize(TM) is now a wholly owned subsidiary of Woize International Ltd.

"We are very excited with the closing of this important acquisition providing the Company with an exceptional proprietary technology and strong business model," stated Daniel Savino, chairman of Woize International. "This software application provides simultaneous voice-and-data user experiences and allows our partners to offer those same features to their clients and subscribers" he added.

Woize(TM) is a Digital Telephony Service based upon Voice over IP (VoIP) technology for phone to PC, PC to phone and PC to PC communications using a proprietary software solution.

The Woize(TM) business model is targeted to partners who would like to co-brand or brand the "powered by" Woize(TM) services. The Woize(TM) value proposition is geared towards active or non-active WEB companies requiring a fast and easy way for entrance into the VoIP market. The solution and business model used will enable the partner to start a service offering quickly without any major investment.

"This acquisition will take Woize to the next level in the Company's aim to bring the best global Digital Telephony Service to consumers at the lowest possible price" stated Anders Halldin, Co-founder and CEO of Woize International.

The Woize(TM) digital telephony solution uses Woize(TM)'s own proprietary software for the MS Windows client, the front and back end server software in combination with de facto standard SIP-servers and gateways to ordinary telephone networks. With a Woize(TM) application downloaded to a Windows PC or PDA, the Woize(TM) user can make and receive phone calls over the Internet to other Woize(TM) users PC to PC for free. By signing up for a pre paid account and a Woize(TM) personal number the user can make and receive phone calls to regular phones world wide at very low rates. Woize(TM) differentiates itself from others by using billing per second. The user needs a Windows PC or a PDA/PocketPC with a headset or a USB phone and a "broadband" Internet connection. The Woize(TM) Windows application also provides users with other various services such as instant messaging, VoiceMail, callerID, call forwarding, SMS and other telephony related special services. There are no initial or recurring fees for the Woize(TM) services. All money put into a pre paid account may be used for the charges for ordinary telephone calls and they are always debited per second.

Alternative to or in combination with the Woize(TM) Windows application, the Woize(TM) user can set up a SIP-account for use with any SIP compliant terminal device such as an Analogue Telephone Adaptor (ATA-box) or the market available SIP-phones.


The Woize(TM) software can be downloaded for free at www.woize.com and it will automatically install and configure itself. It can be used for phone calls made PC to PC for free.


For more information please visit www.woize.com or contact the following:

Daniel Savino, 604 628-0556
dan.savino@woize.com


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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Such statements are indicated by words or phrases such as "believe", "will", "breakthrough", "significant", "indicated", "feel", "revolutionary", "should", "ideal", "extremely" and "excited". Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's recent Form 10-KSB and Form 10-QSBs, which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

Copyright (C) 2005 Bravo Resources Ltd. All rights reserved.

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Source Woize International Ltd. (formerly known as Bravo Resources Ltd.)